UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2014

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2014, TransEnterix, Inc. (the “Company”) held its Annual Meeting of Stockholders for 2014 (the “Annual Meeting”). At the Annual Meeting, the total number of shares represented in person or by proxy was 50,800,759 of the 62,965,255 shares of Common Stock outstanding and entitled to vote at the Annual Meeting as of the record date, May 12, 2014. The following matters were voted upon at the Annual Meeting:

1. Election of Directors. The following named persons were elected as Directors of the Company to serve until the next Annual Meeting of Stockholders in 2015 or until their successors are elected and qualified. The votes cast were as follows:

Director Nominee	For	Vote Withheld

Paul A. LaViolette	50,727,402	73,357
Todd M. Pope	50,731,852	68,907
Dennis J. Dougherty	50,731,852	68,907
Jane H. Hsiao	47,612,190	3,188,569
Aftab R. Kherani	50,727,491	73,268
David B. Milne	50,727,852	72,907
Richard C. Pfenniger, Jr.	50,727,348	73,411
William N. Starling, Jr.	50,730,402	70,357

2. Say on Pay. The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers for 2013, as described in the proxy statement in accordance with Regulation S-K, Item 402. The stockholder vote was as follows:

50,233,815 Votes	FOR the resolution
196,063 Votes	AGAINST the resolution
370,881 Votes	ABSTAIN

3. Frequency of Future Say-on-Pay Votes. The stockholders voted, on an advisory basis, for future annual say-on-pay votes. The stockholder vote was as follows:

40,230,919 Votes	For ONE YEAR
7,320,840 Votes	For TWO YEARS
3,087,955 Votes	For THREE YEARS
161,045 Votes	ABSTAIN

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

June 24, 2014	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and Chief Financial Officer